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                                                                    EXHIBIT 10.8

                                  MIDAS, INC.
                           RESTRICTED STOCK AGREEMENT

     RESTRICTED STOCK AGREEMENT dated as of __________, 1999 (the "Purchase Date") between Midas, Inc., a Delaware corporation (the "Corporation"), and ________________ (the "Purchaser") pursuant to the Corporation's Stock Incentive Plan (the "Plan"). Capitalized terms not defined herein shall have the meanings specified in the Plan.

     WHEREAS, the Corporation desires to carry out the purposes of the Plan;

     WHEREAS, the Purchaser has contemporaneously herewith paid the Corporation $__________ or executed a promissory note in the amount of $__________ (the "Note") in favor of the Corporation in connection with the purchase by the Purchaser of _________ shares (the "Shares") of the Corporation's Common Stock ("Stock") subject to this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto have agreed, and do hereby agree, as follows:

     1. The Purchaser shall accept this Agreement by executing it in the space provided below and returning it to the Corporation. The Shares shall be issued and outstanding shares issued in the Purchaser's name. One or more certificates representing the Shares shall be held by the corporation during the Restriction Period (as defined in paragraph 4.(a)). The Purchaser shall contemporaneously herewith execute and deliver to the Corporation one or more irrevocable stock powers relating to the Shares.

     2. During the Restriction Period, the Shares may not be transferred by the Purchaser other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Corporation. Except to the extent permitted by the foregoing, the Shares may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Any attempt to sell, transfer, assign, pledge, hypothecate or encumber, or otherwise dispose of the Shares, shall be null and void.

     3. During the Restrictions Period, the Purchaser shall have the right to vote the Shares and to receive the dividends and other distributions on the Shares unless and until the Shares are repurchased by the Corporation pursuant to paragraph 4(c) hereof.
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     4. (a) The restrictions on transfer set forth in paragraph 2 hereof and the
     Corporation's right and obligation to repurchase the Shares as set forth in paragraph 4(c) hereof shall expire with respect to 100 percent (100%) of the Shares at the earlier of (I) 5:00 p.m., Chicago time, on __________, 2002 or (ii) pursuant to paragraph 4(b) hereof or (iii) in accordance with
     Section 10 of the Plan (the "Expiration Date"). The period during which the restrictions on transfer set forth in paragraph 2 hereof and the Corporation's right and obligation to repurchase the Shares as set forth in paragraph 4(c) hereof have not expired is hereinafter referred to as the "Restriction Period". Subject to paragraph 5 hereof, as soon as practicable after the Expiration Date, the Corporation shall deliver one or more certificates issued in the Purchaser's name representing the Shares and shall return the irrevocable stock power(s) to the Purchaser. The Corporation shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery, except as otherwise provided in paragraph 5 hereof.

     (b) If, during the Restriction Period, the Purchaser's employment with the Corporation terminates for any reason other than unilateral resignation of employment by the Purchaser or termination of the Purchaser's employment by the Corporation for cause, the Expiration Date shall be the effective date of the Purchaser's termination of employment.

     (c) If, during the Restriction Period, the Purchaser's employment with the Corporation terminates by reason of unilateral resignation of employment by the Purchaser, or by reason of the Corporation's termination of the Purchaser's employment with the Corporation for cause, the Corporation shall, no later than 15 calendar days after the effective date of the Purchaser's termination of employment, repurchase 100 percent (100%) of the Shares at a purchase price per Share equal to the lesser of *I) $22.00 and
     (ii) the closing price of a share of Stock on the effective date of the Purchaser's termination of employment (or if such day is not a trading day, on the immediately preceding trading day).

     (d) The Corporation and the Purchaser agree that, in connection with any repurchase by the Corporation of Shares pursuant to paragraph 4(c), up to 100 percent (100%) of the aggregate repurchase price of the Shares shall be paid by the Corporation to the Purchaser no later than 15 calendar days after the effective date of the Purchaser's termination of employment by
     (I) reducing the principal and accrued interest, if any, if respect of the Note and/or (ii) paying all or a portion of the repurchase price to any lender that loaned money to Purchaser for Purchaser's acquisition of the Shares or Purchaser's refinancing of any debt incurred by Purchaser to acquire the Shares; provided, that the Purchaser agrees that any principal and accrued interest in respect of the Note remaining after any such reduction shall remain obligations of the Purchaser payable in accordance with the terms of the Note.

     5. (a) As a condition precedent to the delivery to the Purchaser of any Shares, the Purchaser shall, upon request by the Corporation, pay to the Corporation such amount

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     of cash as the Corporation may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the "Required Tax Payments") with respect to this Agreement. If the Purchaser shall fail to advance the Required Tax Payments after request by the Corporation, the Corporation may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Corporation to the Purchaser.

     (b) The Purchaser may elect to satisfy his obligation to advance the Required Tax Payments by any of the following means: (1) a cash payment (including a check) to the Corporation, (2) delivery (either actual delivery or by attestation procedures established by the Corporation) to the Corporation of previously owned whole shares of Stock (which the Purchaser has held for at least six months prior to the delivery of such shares or which the Purchaser purchased on the open market and for which the Purchaser has good title, free and clear of all liens and encumbrances) having a fair market value, determined as of the date the obligation to withhold or pay taxes first arises in connection with this Agreement (the "Tax Date"), equal to the Required Tax Payments, (3) authorizing the Corporation to withhold from the Shares otherwise to be delivered to the Purchaser pursuant to this Agreement, a number of whole Shares having a fair market value, determined as of the Tax Date, equal to the Required Tax Payments, (4) a cash payment by a broker-dealer acceptable to the Corporation through whom the Purchaser has sold Shares with respect to which the Required Tax Payments have arisen or (5) any combination of (1),
     (2) and (3). The Company shall have sole discretion to disapprove of an election pursuant to any of clauses (2)-(5). Shares of Stock to be delivered or withheld may not have a fair market value in excess of the minimum amount of the Required Tax Payments. Any fraction of a share of Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the Purchaser. No certificate representing a Share a shall be delivered until the Required Tax Payments have been satisfied in full.

     6. In the event of a stock split, stock, dividend, reverse stock split, spin-off, split-up, recapitalization, merger, consolidation, combination, exchange of shares or the like during the Restriction Period, or any distribution during the Restriction Period to holders of Stock other than a regular cash dividend, the number and class of securities subject to this Agreement shall be appropriately adjusted in such manner as the Committee shall in its sole discretion determine to be equitable and consistent with the purposes of the Plan. If any adjustment would result in a fractional security being subject to this Agreement, the Corporation shall pay the Purchaser in connection with the delivery of any Shares pursuant to paragraph 4(a) hereof, an amount in cash determined by multiplying (I) such fraction (rounded to the nearest hundredth) by (ii) the fair market value of a share of Stock. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

     7. This Agreement and each and every obligation of the Corporation hereunder are subject to the requirement that if at any time Corporation shall determine, upon

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     advice of counsel, that the listing, registration, or qualification of the shares covered hereby upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with the delivery of Shares hereunder, the Shares shall not be delivered, in whole or in part, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors of the Corporation. The Corporation agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent or approval.

     8. In the event of a "change in control" or a "Pooling Transaction", as those terms are defined in the Plan, the Purchaser shall have all of the rights specified in Paragraph 10(B) and, if applicable, Paragraph 10(D) of the Plan.

     9. Nothing herein contained shall confer on the Purchaser any right to continue in the employment of the Corporation or any of its subsidiaries or interfere in any way with the right of the Corporation or any subsidiary to terminate the Purchaser's employment at any time; affect the Purchaser's right to participate in and receive benefits under and in accordance with the provisions of any pension, profit-sharing, insurance, or other employee benefit plan or program of the Corporation or any of its subsidiaries; or limit or otherwise affect the right of the Board of Directors of the Corporation (subject to any required approval by the shareholders) at any time or from time to time to alter, amend, suspend or discontinue the Plan and the rules for its administration; provided, however, that no termination or amendment of the Plan may, without the consent of the Purchaser, adversely affect the Purchaser's rights under this Agreement.

     10. The Committee shall have the right to resolve all questions which may arise in connection with this Agreement. Any interpretation, determination or other action made or taken by the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.

     11. This Agreement is subject to the provisions of the Plan and shall be interpreted in accordance therewith. The Purchaser hereby acknowledges receipt of a copy of the Plan.

     12. As used herein, employment by the Corporation shall include employment by a corporation which is a "subsidiary corporation" of the Corporation, as such term is defined in section 424 of the Code.

     13. All notices, requests or other communications provided for in this Agreement shall be made, if to the Corporation, to Midas, Inc., 225 North Michigan Avenue, Chicago, Illinois 60601, Attention: General Counsel, and if to the Purchaser, to the last address of the Purchaser listed in the Corporation's records. All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery, (b) by facsimile with confirmation of receipt, (c) by mailing in the

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     United States mails to the last known address of the party entitled thereto or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile transmission, or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Corporation.

     14. This Agreement and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to conflicts of laws principles.


     IN WITNESS WHEREOF, this Restricted Stock Agreement has been duly executed by the Corporation and the Purchaser as of the Purchase Date.

     MIDAS, INC.:                              PURCHASER:



     By:___________________________            ___________________________
        Name:
        Title:

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                                PROMISSORY NOTE

$________________                                        ________________, 1999

          The undersigned, _______________, an individual resident of the State of ____________ ("Maker"), for value received, and intending to be legally bound hereby, promises to pay to the order of Midas, Inc., a Delaware corporation ("Payee"), at 225 North Michigan Avenue, Chicago, Illinois 60601, or at such other place or places as the holder hereof may designate in writing, the principal sum of ____________________ Dollars ($__________), plus interest on the unpaid principal amount from time to time outstanding, at a rate of interest of _____ percent (__%) per annum, with all principal owed hereunder payable in full on or before the Maturity Date (as hereinafter defined). Interest shall accrue on the unpaid principal amount hereof from time to time outstanding beginning on the date hereof until all principal amounts due hereunder are paid in full.

          Maker acknowledges that he is executing this Promissory Note (this "Note") for the sole purpose of financing his purchase of __________ shares of restricted common stock of Payee (collectively, the "Stock), upon the terms and subject to the conditions set forth under that certain Nonqualified Option Agreement to Purchase Restricted Stock dated as of September 17, 1998 (the "Option Agreement"), and that certain Restricted Stock Agreement executed contemporaneously herewith (the "RSA) (the Option Agreement and the RSA are collectively referred to herein as the "Stock Agreements").

          All amounts of principal owed hereunder shall become immediately due and payable from Maker to Payee, in one single lump sum payment, on the date (the "Maturity Date") which is the earlier to occur of: (a) the four (4) year anniversary of the date of this Note and (b) the date which is one (1) month after the effective date of Maker's termination of employment with the Corporation for any reason; provided, however, that if the Maker's employment with the Corporation terminates by reason of death or disability, the Maturity Date shall be the one (1) year anniversary of the effective date of the Holder's termination of employment.

          Notwithstanding anything contained herein to the contrary, all interest accruing under this Note from and including the date hereof to be excluding the Maturity Date shall be waived by Payee.

          All payments on account of indebtedness evidenced by this Note shall be first applied to any and all costs, expenses and fees, including reasonable attorneys' fees and costs, incurred by Payee in connection with the enforcement of this Note, then to any accrued interest on the unpaid principal balance hereunder (subject to the above-described interest waiver provision), and the remainder to the unpaid principal balance hereunder.

          The rights and remedies of the holder hereof as provided in this Note, the Stock Agreements and in all other agreements, documents or instruments securing and/or evidencing this indebtedness shall be cumulative and concurrent, and may be pursued singly, successively or together against Maker and/or against any collateral at the sole discretion of the holder hereof.

          Upon the occurrence and during the continuation of any default under this Note or the Stock Agreements, the entire unpaid principal balance hereunder, together with any accrued interest thereon (subject to the above-described interest waiver provision), shall, at the option of Payee, become immediately due and payable. In addition, Payee shall be entitled to exercise all rights of Payee hereunder and under applicable law, cumulatively and not exclusively, including, but not

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limited to, such rights with respect to any collateral as may be permitted or required by law to satisfy the obligations evidenced by this Note, without in any way reducing Maker's obligation to pay any deficiency remaining.

          Each right, power and remedy of Payee provided for in this Note or in any other document, or now or hereafter existing at law or in equity or by statute, shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or the beginning of the exercise by Payee or any one or more of the rights, powers or remedies provided for in this Note, or now or hereafter existing at law or in equity or by statute or otherwise, shall not preclude the simultaneous or later exercise by Payee of any or all such other rights, powers or remedies, and no failure or delay on the part of Payee to exercise any such right, power or remedy shall operate as a waiver thereof.

          This Note may be prepaid in whole or in part from time to time, without premium or penalty. In addition to the other sums payable hereunder, Maker agrees to pay to the holder hereof, on demand, all costs, expenses and fees, including reasonable attorneys' fees and costs, that may be incurred by the holder of this Note in enforcing any of the terms hereof.

          FULL RECOURSE: Maker hereby waives presentment for payment, demand, notice of non-payment, notice of dishonor, protest of any dishonor, notice of protest and protest of this Note and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note, and agrees that his liabilities shall be unconditional without regard to the liability of any other party and shall not in any manner be affected by any indulgence, extension of time, renewal, waiver or modification granted or consented to by the holder hereof. The holder hereof shall not by any act of omission or commission be deemed to waive any rights or remedies hereunder unless such waiver is in writing and signed by the holder hereof, and then only to the extent specifically set forth therein. The waiver of any right or remedy shall not be construed as a waiver of any other right or remedy, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or of any other right or remedy.

          Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note is deemed to be invalid or unenforceable under such law, such provision shall be ineffective only to the extent of such invalidity or unenforceability without affecting the validity or enforceability of any other provision of this Note. This Note shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the statutes, laws and decisions of the State of Illinois.

          IN WITNESS WHEREOF, Maker has executed this Promissory Note as of the date first above written.

                    ----------------------------------------
                    Name: